Exhibit 2.1

ASSET PURCHASE AGREEMENT
by and between
CIRRUS TECHNOLOGIES LLC,
as Seller,
and
CIRRUS SERVICES LLC,
as Buyer
dated as of August 26, 2015

Article 1 DEFINITIONS1
1.1Definitions    1
Article 2 SALE AND PURCHASE OF ASSETS    2
2.1Purchase of Purchased Assets    2
2.2Excluded Assets    2
2.3Assumed Liabilities    2
2.4Excluded Liabilities    2
2.5Purchase Price    3
2.6Closing    3
2.7Closing Deliveries by Seller    3
2.8Closing Deliveries by Buyer    4
2.9Withholding    5
Article 3 REPRESENTATIONS AND WARRANTIES OF SELLER    5
3.1Organization and Qualification    5
3.2Authority, Due Execution; Binding Effect    5
3.3No Conflict    6
3.4Consents and Approvals    6
3.5Title    6
3.6Financial Statements; Undisclosed Liabilities    6
3.7Books and Records    6
3.8Compliance with Laws; Permits; Proceedings    7
3.9Absence of Change    7
3.10Material Contracts    7
3.11Real Property    7
3.12Tax Matters    8
3.13Environmental Matters    10
3.14Intellectual Property    10
3.15Benefit Plans    12
3.16Brokers    12
3.17Accuracy of Information    12
3.18Full Disclosure    12
3.19Restricted Shares    12
3.20Stock Legends    13
Article 4 REPRESENTATIONS AND WARRANTIES OF BUYER    13
4.1Organization and Qualification    13
4.2Authority; Due Execution; Binding Effect    14
4.3No Conflict    14
4.4Consents    14
4.5Proceedings    14
4.6Brokers    15
Article 5 COVENANTS    15

(cont’d)
Page

5.1Confidentiality    15
5.2Further Action    16
5.3Tax Matters    16
5.4Transfer of DATAIFX Shares    17
5.5Bulk Transfer Laws    17
Article 6 INDEMNIFICATION    18
6.1Survival    18
6.2Indemnification by Seller    18
6.3Indemnification by Buyer    18
6.4Certain Limitations    19
6.5Indemnification Procedures    20
6.6Payments    22
6.7Tax Treatment of Indemnification Payments    22
6.8Exclusive Remedies    22
Article 7 MISCELLANEOUS    22
7.1Notices    22
7.2Severability    23
7.3Assignment; Successors    24
7.4Counterparts    24
7.5Expenses    24
7.6Governing Law; Venue; Jurisdiction    24
7.7Waiver of Jury Trial    25
7.8Specific Performance    25
7.9Entire Agreement    25
7.10Third Party Beneficiaries    25
7.11Interpretive Matters    25
7.12Amendment    26
7.13Waiver of Compliance    27

EXHIBITS
Exhibit A    – Form of Bill of Sale
Exhibit B    – Form of Assignment and Assumption Agreement
Exhibit C    – Form of Assignment and Assumption of Lease
Exhibit D    – Form of Registration Rights Agreement
Exhibit E    – Form of Non-Competition Agreement
Exhibit F    – Form of Transition Services Agreement
Exhibit G    – Form of Opinion to be Delivered by Counsel to Cirrus Technologies LLC
Exhibit H    – Form of Guarantee to be Delivered by Joseph Cammarata

ii

(cont’d)

SCHEDULES
Schedule 1.1        Definitions
Schedule 1.1-AC    Assigned Contracts
Schedule 1.1-K    Knowledge
Schedule 1.1-PA    Purchased Assets
Schedule 2.5        Overstock Shares
Schedule 3.6(a)    Financial Statements
Schedule 3.6(b)    Undisclosed Liabilities
Schedule 3.10        Material Contracts
Schedule 3.11(b)    Leased Real Property
Schedule 3.14(c)    Intellectual Property
Schedule 3.17        Accuracy of Information
Schedule 4.4        Consents

iii

ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of August 26, 2015, is by and between Cirrus Technologies LLC, a New Jersey limited liability company (“Seller”), and Cirrus Services LLC, a Utah limited liability company (“Buyer,” and together with Seller, the “Parties” and each, individually, a “Party”).
RECITALS
WHEREAS, Buyer is a wholly owned subsidiary of Medici, Inc., a Utah corporation, a majority-owned subsidiary of Overstock.com, Inc., a Delaware corporation (“Overstock”);
WHEREAS, Seller owns all of the rights, title and interest in, to and under the Purchased Assets (as defined below);
WHEREAS, each Holder (as defined herein) has previously delivered to Overstock a completed and signed Investor Questionnaire;
WHEREAS, the members of Seller have previously executed a unanimous written consent to, among other things, approve the transactions contemplated by this Agreement (the “Transactions”); and
WHEREAS, Seller wishes to sell, convey, transfer, assign and deliver to Buyer, and Buyer wishes to purchase from Seller, the Purchased Assets, and Buyer has agreed to assume the Assumed Liabilities (as defined below), all upon the terms and subject to the conditions set forth in this Agreement; and
WHEREAS, Joseph Cammarata, who is the Chief Executive Officer, sole Managing Partner and majority owner of the membership interests of Seller, has agreed to guarantee the obligations of Seller under this Agreement;
NOW, THEREFORE, in consideration of the foregoing and the respective agreements, covenants, representations and warranties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending be legally bound hereby, the Parties hereby agree as follows:

Article 1
DEFINITIONS
1.1    Definitions. For purposes of this Agreement, the capitalized terms included in Schedule 1.1 shall have the meanings specified or referred to therein, other than terms defined elsewhere in this Agreement:
ARTICLE 2
SALE AND PURCHASE OF ASSETS
2.1    Purchase of Purchased Assets. On the terms and subject to the conditions hereof, at the Closing, in consideration of the Purchase Price, Seller shall sell, convey, transfer, assign and deliver, or cause one or more of its Affiliates to sell, convey, transfer, assign and deliver, to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in and to all of the assets held by Seller or held by any Affiliate of Seller and used in the Business, including without limitation the assets listed or described on Schedule 1.1-PA (collectively, the “Purchased Assets”).
2.2    Excluded Assets. Notwithstanding anything in Section 2.1, Seller shall not sell, convey, transfer, assign or deliver, nor cause to be sold, conveyed, assigned, transferred or delivered, to Buyer, Buyer shall not purchase or acquire and the Purchased Assets shall not include Seller’s right, title and interests in and to any assets of Seller not expressly included in the Purchased Assets (collectively, the “Excluded Assets”).
2.3    Assumed Liabilities. On the terms and subject to the conditions hereof, at the Closing, Buyer shall assume and agree to pay, perform and discharge when due only those liabilities arising out of the Purchased Assets on or after the Closing Date, excluding any obligation or liability for any breach thereof or default thereunder occurring prior to the Closing or as a consequence of the Closing and excluding the Excluded Liabilities (as defined in Section 2.4). Subject to the exclusions set forth herein, the assumed liabilities shall be collectively referred to as the “Assumed Liabilities”. At the Closing, Buyer shall assume the Assumed Liabilities by executing and delivering to Seller the Assignment and Assumption Agreement.
2.4    Excluded Liabilities. Seller shall retain, and shall be responsible for paying, performing and discharging when due, and Buyer shall not assume, any liabilities of Seller other than the Assumed Liabilities (the “Excluded Liabilities”), including the following:
(a)    all liabilities relating to or arising out of the Excluded Assets;
(b)    all liabilities (including Environmental Liabilities) relating to or arising out of any Leased Real Property and the Lease;
(c)    all liabilities incurred on or prior to the Closing in connection with the employment, or the termination of the employment, of the Business Employees, including wages, severance, liabilities arising from any improper classification of Business Employees as independent contractors or anything other than employees, withholding liabilities, workers’ compensation, health and welfare liabilities, Benefit Plans, WARN Acts and Labor Contracts;
(d)    all liabilities relating to or arising out of the Purchased Assets prior to the Closing Date, including any Environmental Liabilities arising from or related to ownership or operation of the Purchased Assets prior to the Closing Date; and
(e)    all liabilities for Tax relating, incurred by or in connection with (i) Seller, on or before the Closing Date, (ii) the ownership of the Purchased Assets on or before the Closing Date, (iii) any prepaid amount, installment sale, open transaction or similar item that occurred or was realized on or prior to the Closing, and (iv) any Person other than Seller in connection with any of the items described under clauses (i) through (iii) above under any provision of applicable Law, as a transferee or successor, by Contract or otherwise.
2.5    Purchase Price. On the terms and subject to the conditions hereof, Buyer shall pay to Seller an amount equal to Thirty Million Two Hundred Ninety Thousand Dollars ($30,290,000) consisting of (a) a cash payment of Ten Million Nine Hundred Ninety Thousand Dollars ($10,990,000) made on the date hereof by wire transfer of immediately available funds to the bank account(s) previously designated by Seller to Buyer in writing (the “Cash Consideration”) and (b) Nine Hundred Eight Thousand Three Hundred Sixty Four (908,364) shares of common stock, par value $0.0001 per share, of Overstock (the “Shares” and, together with the Cash Consideration, the “Purchase Price”), issued by Overstock as instructed by Seller to the Persons identified in the Seller’s Instruction (the “Holders”) in the respective amounts set forth opposite such Holders’ names in Schedule 2.5 hereto.
2.6    Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Purchased Assets and the Colombian Entity Shares and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the offices of Overstock.com, Inc., 6350 South 3000 East, Salt Lake City, Utah 84121 at 10:00 A.M. local time, on the date hereof. The date upon which the Closing occurs is referred to as the “Closing Date.”
2.7    Closing Deliveries by Seller. At the Closing, Seller shall deliver (or cause to be delivered) the following documents to Buyer, duly executed by Seller, as applicable:
(a)    a bill of sale and assignment with respect to the Purchased Assets, substantially in the form attached hereto as Exhibit A (the “Bill of Sale”);
(b)    an assignment and assumption agreement in the form attached hereto as Exhibit B hereto (the “Assignment and Assumption Agreement”) and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;
(c)    with respect to the Lease, an Assignment and Assumption of Lease in the form attached hereto as Exhibit C hereto (the “Assignment and Assumption of Lease”) and duly executed by Seller;

(d)    a Registration Rights Agreement with respect to the Shares in the form attached hereto as Exhibit D (the “Registration Rights Agreement”) duly executed by Joe Cammarata on behalf of the Holders;
(e)    non-competition agreements, executed by Joseph Cammarata, by John Paul DeVito and by John Tabacco, respectively, each in the form attached hereto as Exhibit E;
(f)    a Transition Services Agreement in the form attached hereto as Exhibit F (the “Transition Services Agreement”) duly executed by Seller and Joseph Cammarata;
(g)    a duly executed certificate of non-foreign status from Seller that meets the requirements of Treasury Regulations Section 1.1445-2(b) and is in a form reasonably satisfactory to Buyer;
(h)    a written opinion of counsel for Seller, dated the date hereof, in substantially the form attached hereto as Exhibit G;
(i)    an officer’s certificate of Seller certifying as to the resolutions adopted by Seller authorizing the Transactions and certifying the authorization of the officers executing documents in connection with the Transactions;
(j)    a certificate of Joseph Cammarata certifying as to the approval of the Transactions by all of the members of Seller;
(k)    a guarantee of Joseph Cammarata of the obligations of Seller under this Agreement dated the date hereof, in substantially the form attached hereto as Exhibit H;
(l)    such other documents, instruments and certificates as Buyer may reasonably request.
2.8    Closing Deliveries by Buyer. At the Closing, Buyer shall deliver (or cause to be delivered) the following documents to Seller, duly executed by Buyer:
(a)    the Assignment and Assumption Agreement duly executed by Buyer;
(b)    with respect to the Lease, an Assignment and Assumption of Lease duly executed by Buyer;
(c)    the Registration Rights Agreement, duly executed by Overstock;
(d)    the Transition Services Agreement, duly executed by Buyer;
(e)    a secretary’s (or officer’s) certificate of Buyer certifying as to the resolutions adopted by Buyer authorizing the Transactions and certifying the authorization of the officers executing documents in connection with the Transactions; and

(f)    such other documents, instruments and certificates as Seller may reasonably request.
2.9    Withholding. Notwithstanding any other provision in this Agreement, Buyer shall have the right to deduct and withhold from any payments to be made hereunder any Taxes that it is required to deduct and withhold with respect to the making of such payments under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid to the appropriate Tax Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the Person in respect of which such deduction and withholding was made.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER
Seller hereby represents and warrants to Buyer as of the execution date of this Agreement and as of the Closing as follows:
3.1    Organization and Qualification. Seller is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of New Jersey. Seller is duly qualified or licensed to do business in each other jurisdiction where the actions to be performed by it hereunder makes such qualification or licensing necessary, except in those jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to result in a material adverse effect on the Business or Seller’s ability to perform its obligations hereunder.
3.2    Authority, Due Execution; Binding Effect.
(a)    Seller has the requisite limited liability company power and authority to execute and deliver this Agreement and the Ancillary Agreements to which Seller as of the Closing shall be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by Seller of this Agreement and the Ancillary Agreements to which Seller as of the Closing shall be a party when executed and delivered by Seller, and the performance by Seller of its obligations hereunder and thereunder, have been or as of the Closing shall be duly and validly authorized by all necessary limited liability company action, including approval of Seller’s sale of the Purchased Assets by the unanimous written consent of the members of Seller, a copy of which unanimous written consent, certified by an appropriate officer of Seller, has been delivered to Buyer.
(b)    This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally, and general equitable principles (whether considered in a Proceeding in equity or at law). When executed and delivered by Seller on the Closing Date, each of the Ancillary Agreements to which Seller is a party shall have been duly executed and delivered by Seller and shall constitute the valid and binding obligation of

Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally, and general equitable principles (whether considered in a Proceeding in equity or at law).
3.3    No Conflict. Neither the execution and delivery of this Agreement by Seller, nor the performance by Seller of the Transactions, shall, directly or indirectly (a) contravene, conflict with or result in (with or without notice or lapse of time) a violation or breach of any Law or Order to which Seller may be subject; (b) violate, conflict with or result in the breach of any provision of the Organizational Documents of Seller or (c) conflict in any material respect with, result in a material breach of, constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any Consent under or give to others any right of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Lien pursuant to, any Contract to which Seller is a party or by which any of the Purchased Assets are bound or affected.
3.4    Consents and Approvals. The execution and delivery of this Agreement and the performance of the Transactions by Seller does not and will not require any Consent of any Governmental Authority or any other Person.
3.5    Title. Seller has good and valid title to all of the Purchased Assets, free and clear of any Liens or liabilities, other than the Assumed Liabilities.
3.6    Financial Statements; Undisclosed Liabilities.
(m)    Seller has made available to Buyer true and complete copies of (i) the unaudited balance sheet of Seller as of December 31, 2013 and (ii) the unaudited balance sheet of Seller, as of December 31, 2014 (collectively, the “Financial Statements”). The Financial Statements are set forth in Schedule 3.6(a), are consistent with the books and records of Seller, and fairly present in all material respects the financial condition and the results of operations of Seller as of the dates thereof and the results of its operations for the periods covered thereby.
(n)    Except as set forth on the Financial Statements or on Schedule 3.6(b), Seller does not have any liability or obligation (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would exceed $10,000.
3.7    Books and Records. Seller (a) makes and keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Seller and (b) has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and (B) to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
3.8    Compliance with Laws; Permits; Proceedings.Seller is currently, and since its formation has been, in compliance in all material respects with all Laws and Governmental Orders applicable to the Purchased Assets and the Business (other than Environmental Laws, which are addressed in Section 3.13).
3.9    Real Property.
(a)    Seller owns no real property and has no interest of any type in any real property other than the Lease.
(b)    Schedule 3.11(b) sets forth each parcel of Leased Real Property. Other than the Lease, there are no other leases, subleases, licenses, concessions and other agreements (whether written or oral), including all amendments, extensions renewals, guaranties and other agreements with respect thereto, pursuant to which Seller holds any Leased Real Property. Seller has delivered to Buyer a true and complete copy of the Lease. With respect to the Lease:
(i)    such Lease is valid, binding, enforceable and in full force and effect, and Seller enjoys peaceful and undisturbed possession of the Leased Real Property;
(ii)    Seller is not in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute such a breach or default, and Seller has paid all rent due and payable under such Lease;
(iii)    Seller has not received nor given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by Seller under such Lease and, to the Knowledge of Seller, no other party is in default thereof, and no party to such Lease has exercised any termination rights with respect thereto;
(iv)    Seller has not subleased, assigned or otherwise granted to any Person the right to use or occupy such Leased Real Property or any portion thereof; and
(v)    Seller has not pledged, mortgaged or otherwise granted a Lien on its leasehold interest in any Leased Real Property.

(c)    Seller has not received any written notice of (i) material violations of building codes and/or zoning ordinances or other governmental or regulatory Laws affecting the Leased Real Property, (ii) existing, pending or threatened condemnation proceedings affecting the Leased Real Property, or (iii) existing, pending or threatened zoning, building code or other moratorium proceedings, or similar matters which could reasonably be expected to materially and adversely affect the ability to operate the Leased Real Property as currently operated. Neither the whole nor any material portion of any Leased Real Property has been damaged or destroyed by fire or other casualty.
(d)    The Leased Real Property is sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing and constitutes all of the office and other space necessary to conduct the Business as currently conducted.
3.10    Tax Matters.All income and other material Tax Returns required to be filed by Seller or otherwise with respect to the Purchased Assets or the Business have been timely and duly filed. All such Tax Returns were true, correct and complete in all material respects. All Taxes due and owing by Seller or otherwise with respect to the Purchased Assets or the Business (whether or not shown on any Tax Return) have been timely paid in full in accordance with all applicable legal requirements.
3.11    Environmental Matters. Since the date of formation of Seller:
(a)    Seller currently is and has been in compliance in all material respects with all Environmental Laws applicable to the Purchased Assets or the Business;Seller holds all material permits, licenses and authorizations arising under applicable Environmental Law necessary for the ownership and operation of the Purchased Assets and the conduct of the Business in compliance with Environmental Laws, and all such Environmental Permits are valid and in full force and effect, and none is undergoing any form of review or proceeding, whether requested or imposed, whose outcome may be to revoke, restrict, fail to renew or materially modify the Environmental Permit or to issue or require an additional Environmental Permit, compliance plan or Order;
3.12    Intellectual Property.
(a)    Seller owns and has the sole and exclusive legal and beneficial and good and valid title and all rights to all Intellectual Property presently used in the conduct of the Business or necessary to conduct the Business as presently conducted, including all software and all code that is presently used in the conduct of the Business or necessary to conduct the Business as presently conducted, or is otherwise material to the operation of the Business, including all Intellectual Property that Seller licenses or otherwise provides to any or all of Pro Securities, LLC, a California limited liability company (“Pro Securities”), SpeedRoute LLC, a New York limited liability company (“SpeedRoute”), DATA IFX S.A.S., a corporation formed under the laws of Colombia (“DATAIFX”), and TraderField Securities Inc., a New York corporation (“TraderField”). All required filings and fees related to any Intellectual Property Registrations have been timely filed with and paid to the relevant

Governmental Authorities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing.
(b)    There is no Intellectual Property, including all rights to all software and all code and all rights to modify and utilize all such software and all such code and all rights relating thereto, that is required or necessary for Seller to operate the Business as it is presently conducted other than Intellectual Property that Seller owns and of which Seller is the sole and exclusive legal and beneficial owner. There is no Intellectual Property, including all rights to all software and all code and all rights to modify and utilize all such software and all such code and all rights relating thereto, that is required or necessary for any of Pro Securities, SpeedRoute, DATAIFX or TraderField to operate their respective businesses as they are presently conducted, other than Intellectual Property that Seller owns and of which Seller is the sole and exclusive legal and beneficial owner. Seller is the sole and exclusive legal and beneficial, and with respect to any Intellectual Property Registrations, record, owner of all right, title and interest in and to the Intellectual Property Assets, and has the valid right to use all other Intellectual Property used in or necessary for the conduct of the Business as currently conducted. Without limiting the generality of the foregoing, Seller has entered into binding, written agreements with every current and former employee of Seller, and with every current and former independent contractor, whereby such employees and independent contractors (i) assign to Seller any ownership interest and right they may have in the Intellectual Property Assets; and (ii) acknowledge Seller’s exclusive ownership of all Intellectual Property Assets.
(c)    The Intellectual Property Assets include without limitation all software and code and other Intellectual Property necessary to the legal and non-infringing use of all of the applications described on Schedule 3.14(c). The consummation of the transactions contemplated hereunder will not result in the loss or impairment of, or payment of any amounts with respect to, nor require the consent of any other Person in respect of, the Buyer’s right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Business as currently conducted.
(d)    Seller’s rights in the Intellectual Property Assets are valid, subsisting and enforceable. Seller has taken all reasonable steps to maintain the Intellectual Property Assets and to protect and preserve the confidentiality of all trade secrets included in the Intellectual Property Assets, including requiring all Persons having access thereto to execute written non-disclosure agreements.
(e)    The conduct of the Business as currently and formerly conducted, and the Intellectual Property Assets and Intellectual Property licensed under the Intellectual Property Agreements as currently or formerly owned, licensed or used by Seller, have not infringed, misappropriated, diluted or otherwise violated, and have not, do not and will not infringe, dilute, misappropriate or otherwise violate, the Intellectual Property or other rights of any Person. No Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Intellectual Property Assets.

(f)    There are no Proceedings (including any oppositions, interferences or re-examinations) settled, pending or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by Seller in connection with the Business; (ii) challenging the validity, enforceability, registrability or ownership of any Intellectual Property Assets or Seller’s rights with respect to any Intellectual Property Assets; or (iii) by Seller or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of any Intellectual Property Assets. Seller is not subject to any outstanding or prospective Order (including any motion or petition therefor) that does or would restrict or impair the use of any Intellectual Property Assets.
3.13    Benefit Plans. Seller does not have, and has never had, any Benefit Plans with respect to the Business or any of the Business Employees. No event has occurred and there exists no condition or set of circumstances in connection with which the Purchased Assets, Buyer or any of Buyer’s Affiliates could be subject to any liability or obligation of any kind, whether contingent or otherwise, under the terms of, or with respect to, any Benefit Plan or under ERISA.
3.14    Brokers. Neither Seller nor any Affiliate of Seller has or will have any liability or obligation to pay fees or commissions to any Person with respect to the Transactions that could be or become a claim against Buyer.
3.15    Accuracy of Information. The information contained in the document entitled “SpeedRoute—CORE System Software Architecture Document—Version 6.5,” attached hereto as Schedule 3.17, was true and correct on the date provided to Buyer and remains true and correct as of the date hereof and as of the Closing Date.
3.16    Full Disclosure. No representation or warranty by Seller in this Agreement and no statement contained in any Schedule to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. No investigation by Buyer or its agents or information received by Buyer or any of its agents, including all such investigations performed and information delivered to Buyer or its agents prior to the execution and delivery of this Agreement or prior to the Closing, shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement. Seller acknowledges that the Parties are entering into this Agreement for the purposes of allocating the economic risks between the Parties, and such entry is predicated on the representations and warranties contained herein being accurate and complete.
3.17    Restricted Shares. Seller acknowledges that the Shares are restricted securities and must be held indefinitely unless subsequently registered under the Securities Act or (if a Holder is not selling the Shares pursuant to Rule 144 promulgated under the Securities Act) Overstock receives an opinion of counsel reasonably satisfactory to Overstock that such registration is not required. Seller is aware of the provisions of Rule 144 promulgated under the Securities Act which provide a safe harbor for the limited resale of stock purchased in a private placement subject to the satisfaction of certain conditions (if applicable), including, among other things, the existence of a public market for the stock, the availability of certain current public information about Overstock, the resale occurring after certain holding periods have been met, the sale being conducted through a “broker’s transaction” or a transaction directly with a “market maker” and the number of shares of the stock being sold during any three-month period not exceeding specified limitations. Seller further acknowledges and understands that Overstock may not be satisfying the current public information requirement of Rule 144 at the time a Holder wishes to sell Shares and, if so, such Holder may be precluded from selling such Shares under Rule 144 even if the required holding period has been satisfied.
3.18    Stock Legends. Seller acknowledges that certificates evidencing the Shares shall bear a restrictive legend in substantially the following form (and including related stock transfer instructions and record notations):
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer hereby represents and warrants to Seller as of the execution date of this Agreement and as of the Closing Date as follows:
4.1    Organization and Qualification. Buyer is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Utah. Buyer is duly qualified or licensed to do business in each other jurisdiction where the actions to be performed by it hereunder makes such qualification or licensing necessary, except in those jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to result in a material adverse effect on Buyer’s ability to perform its obligations hereunder.

4.2    Authority; Due Execution; Binding Effect.
(f)    Buyer has the requisite limited liability company power and authority to execute and deliver this Agreement and the Ancillary Agreements to which Buyer as of the Closing shall be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery by Buyer of this Agreement and the Ancillary Agreements to which Buyer as of the Closing shall be a party when executed and delivered by Buyer, and the performance by Buyer of its obligations hereunder and thereunder, have been or as of the Closing shall be duly and validly authorized by all necessary corporate action.
(g)    This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally, and general equitable principles (whether considered in a Proceeding in equity or at law). When executed and delivered by Buyer on the Closing Date, each of the Ancillary Agreements to which Buyer is a party shall have been duly executed and delivered by Buyer and shall constitute the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally, and general equitable principles (whether considered in a Proceeding in equity or at law).
4.3    No Conflict. Neither the execution and delivery of this Agreement by Buyer, nor the performance by Buyer of the Transactions, shall, directly or indirectly (a) contravene, conflict with or result in (with or without notice or lapse of time) a violation or breach of any Law or Order to which Buyer may be subject; (b) violate, conflict with or result in the breach of any provision of the Organizational Documents of Buyer; or (c) conflict in any respect with, result in a breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any Consent under or give to others any right of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Lien pursuant to, any Contract to which such Buyer is a party or by which any of its assets or properties are bound or affected.
4.4    Consents. The execution and delivery of this Agreement and the performance of the Transactions by Buyer do not and will not require any Consent of any Governmental Authority or any other Person other than as set forth on Schedule 4.4.
4.5    Proceedings. There are no Proceedings pending or, to Buyer’s knowledge, threatened against or involving Buyer before or by any Governmental Authority which are material to Buyer or that could reasonably be expected to prevent, enjoin, alter or materially delay the Transactions.

4.6    Brokers. Neither Buyer nor any Affiliate of Buyer has any liability or obligation to pay fees or commissions to any investment banking firm, broker or finder with respect to the Transactions.
ARTICLE 5
COVENANTS
5.1    Confidentiality.
(h)    From and after the Closing, Seller shall, and shall cause each of its Affiliates and their Representatives (the “Restricted Persons”) to, maintain the confidentiality of, and not use for their own benefit or the benefit of any other Person (except as and to the extent permitted by the terms of this Agreement), any confidential information to the extent relating to the Business or the Purchased Assets.
(i)    Neither Seller nor Buyer shall, and Seller and Buyer shall cause each of their respective Restricted Persons not to, disclose to any Person any information with respect to the legal, financial or other terms or conditions of this Agreement or the Transactions; provided that the foregoing does not restrict the right of any Party to disclose such information (i) to its respective Restricted Persons to the extent reasonably required to facilitate the negotiation, execution, delivery or performance of this Agreement and the Ancillary Agreements, (ii) to any Governmental Authority in connection with seeking the regulatory approvals in connection with this Agreement or the Ancillary Agreements, (iii) to any Governmental Authority in connection with any Proceeding relating to the enforcement of this Agreement or any Ancillary Agreement, (iv) that is or may (in Overstock’s sole judgment) be required to be disclosed by Overstock pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or (v) in a press release, provided, however, that no Party may issue a press release containing information about the Transactions without the prior consent of the other Party, which consent may not be unreasonably withheld. Each Party shall advise its respective Restricted Persons with respect to the confidentiality obligations under this Section 5.1 and shall be responsible for any breach or violation of such obligations by its Restricted Persons.
(j)    If a Party or any of its respective Restricted Persons becomes legally compelled to make any disclosure that is prohibited or otherwise restricted by this Section 5.1, then such Party shall, to the fullest extent legally permissible, (i) give the other Party prompt written notice of such requirement, (ii) consult with and assist the other Party in obtaining an injunction or other appropriate remedy to prevent such disclosure, (iii) use its commercially reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment shall be accorded to any information so disclosed and (iv) consult with the other Party in advance of such disclosure regarding the contents thereof. Subject to the previous sentence, the disclosing Party or such Restricted Persons may make only such disclosure that, in the opinion of its counsel, it is legally compelled or otherwise required to make to avoid standing liable for contempt or suffering other penalties.

5.2    Further Action. From time to time from the date hereof, as and when requested by any Party hereto, the requested Party shall use its commercially reasonable efforts to take or to cause to be taken, all actions and to do, or cause to be done, or to execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other Party may reasonably deem necessary, proper or advisable to vest in Buyer good and valid title to the Purchased Assets and to consummate the Transactions, as promptly as practicable, including such actions as are necessary in connection with any regulatory filings as any Party may undertake in connection herewith.
5.3    Tax Matters.
(a)    All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees including conveyance fees or recording charges, but excluding, for the avoidance of doubt, any Taxes imposed on or measured by income or Taxes in-lieu of income Taxes (“Transfer Taxes”) imposed in connection with the acquisition of the Purchased Assets pursuant to this Agreement and the Transactions shall be borne by Buyer (including, for the avoidance of doubt, any costs related to the preparation and the filing of any Tax Returns with respect to such Transfer Taxes). Each Party shall use its commercially reasonable efforts to minimize such Transfer Taxes. The appropriate Party responsible by Law for filing the necessary Tax Returns shall timely prepare and file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes. Each Party shall fully cooperate with the other Parties in connection with the preparation and filing of such Tax Returns and, to the extent required by Law, shall timely file the Tax Returns with respect to such Transfer Taxes. Each Party required to file the Tax Returns shall submit such draft Tax Returns to the other Parties for such other Parties’ review in a reasonable period of time prior to the filing date of such Tax Returns, and the Parties shall cooperate in good faith to resolve any disagreements they may have with respect thereto on a timely basis.
(b)    Each Party shall provide the other Parties with such assistance as may reasonably be requested by the other Parties in connection with the preparation of any Tax Return, any audit or other examination or determination by any Tax Authority or any judicial or administrative Proceedings relating to liability for Taxes, and each Party shall retain and provide the requesting Party with any records or information which may be relevant to such Tax Return, audit, examination, Proceeding or determination. Any information obtained pursuant to this Section 5.3 or pursuant to any other Section hereof providing for the sharing of information relating to or review of any Tax Return or other schedule relating to Taxes shall be subject to the terms of the Confidentiality Agreement.
(c)    Purchase Price Allocation. Seller and Buyer agree to use commercially reasonable efforts to reach an agreement regarding the allocation of the Purchase Price (together with any other items treated as consideration for federal income and other applicable Tax purposes) among the Purchased Assets in accordance with the provisions of this Section 5.3(c) and in a manner consistent with Section 1060 of the Code and the Treasury regulations promulgated thereunder (as subsequently revised or amended pursuant to this Agreement, the “Allocation”). Buyer shall prepare and deliver a draft of the Allocation to Seller within ninety (90) days following the Closing Date. Seller shall be deemed to have agreed and accepted the draft Allocation unless Seller deliver a written dispute notice to Buyer within thirty (30) days from the receipt thereof setting forth in reasonable detail the reason for any objections and any proposed adjustments to the Allocation. Buyer and Seller shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of such written dispute notice by Seller. If Buyer and Seller are unable to agree in good faith on the Allocation within the said thirty (30) day period following the delivery of a written dispute with respect thereof, each Party shall report the Allocation in accordance with its own determination. To the extent Seller and Buyer agree (or are deemed to agree) on the Allocation in accordance with the provisions of this Section 5.3(c), the Parties agree to report the transactions contemplated by this Agreement in a manner consistent with the most recent Allocation on all Tax Returns, except to the extent otherwise required by an applicable Tax or other Governmental Authority. To the extent the Parties agree on an Allocation pursuant to the provisions of this Section 5.3(c), the Parties agree to promptly inform one another of any challenge by any Governmental Authority to the Allocation.
5.4    Transfer of DATAIFX Shares. On the terms and subject to the conditions hereof, at the Closing, Seller agrees to sell, convey, transfer, assign and deliver, or cause one or more of its Affiliates to sell, convey, transfer, assign and deliver, to Buyer, good and marketable title to all of the outstanding capital stock of DATAIFX (collectively, the “DATAIFX Shares”), free and clear of all Encumbrances. At the Closing, Seller shall deliver (or cause to be delivered) to Buyer, with respect to the DATAIFX Shares:
(o)    instruments of assignment transferring the DATAIFX Shares held by Seller to Buyer in accordance with applicable Law and DATAIFX’s organizational documents, including a letter addressed by Seller to the legal representative of DATAIFX, together with the share certificates representing the DATAIFX Shares in the name of Seller duly endorsed to Buyer, in form and substance acceptable to Buyer, instructing such legal representative to (1) cancel such share certificates, (2) issue new share certificates in the name of Buyer representing the DATAIFX Shares, and (3) register Buyer as the new and sole owner of the DATAIFX Shares in the stock ledger of DATAIFX;
(p)    the DATAIFX stock ledger, duly updated in accordance with Section 5.4(a); and
(q)    one or more duly executed certificates representing the DATAIFX Shares issued in the name of Buyer.
5.5    Bulk Transfer Laws. Each of Seller and Buyer hereby waives compliance by the other Party with any applicable bulk sale or bulk transfer Laws of any jurisdiction in connection with the sale of the Purchased Assets to Buyer (other than any obligations of Seller with respect to the application of the proceeds therefrom).
ARTICLE 6
INDEMNIFICATION

6.1    Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date; provided, that the representations and warranties in Section 3.1, Section 3.2, Section 3.5, Section 3.8, Section 3.12 and Section 3.17 shall survive indefinitely. All covenants and agreements of the Parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non‑breaching Party to the breaching Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.
6.2    Indemnification by Seller. Subject to the other terms and conditions of this Article 6, Seller shall indemnify and defend each of Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:
(d)    any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement, the Ancillary Agreements or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);
(e)    any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement, the Ancillary Agreements or any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement;
(f)    any Excluded Asset or any Excluded Liability; or
(g)    any Third Party Claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of Seller or any of its Affiliates (other than the Purchased Assets or Assumed Liabilities) conducted, existing or arising on or prior to the Closing Date.
6.3    Indemnification by Buyer. Subject to the other terms and conditions of this Article 6, Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(r)    any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);
(s)    any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement; or
(t)    any Third Party Claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of Buyer or any of its Affiliates (other than the Excluded Assets or Excluded Liabilities) conducted, existing or arising after the Closing Date.
6.4    Certain Limitations. The indemnification provided for in Section 6.2 and Section 6.3 shall be subject to the following limitations:
(g)    Seller shall not be liable to the Buyer Indemnitees for indemnification under Section 6.2(a) until the aggregate amount of all Losses in respect of indemnification under Section 6.2(a) exceeds one hundred thousand dollars ($100,000) (the “Basket”), in which event Seller shall be required to pay or be liable for all such Losses in excess of the Basket. The aggregate amount of all Losses for which Seller shall be liable pursuant to Section 6.2(a) shall not exceed fifteen percent (15%) of the Purchase Price (the “Cap”).
(h)    Buyer shall not be liable to the Seller Indemnitees for indemnification under Section 6.3(a) until the aggregate amount of all Losses in respect of indemnification under Section 6.3(a) exceeds the Basket, in which event Buyer shall be required to pay or be liable for all such Losses in excess of the Basket. The aggregate amount of all Losses for which Buyer shall be liable pursuant to Section 6.3(a) shall not exceed the Cap.
(i)    Notwithstanding the foregoing, the limitations set forth in Section 6.4(a) shall not apply to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in Section 3.1, Section 3.2, Section 3.5, Section 3.8, Section 3.12 and Section 3.17. The aggregate amount of all Losses for which Seller shall be liable pursuant to Section 6.1(a) based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in Section 3.1, Section 3.2, Section 3.5, Section 3.8, Section 3.12 and Section 3.17 shall not exceed the Purchase Price.
(j)    For purposes of this Article 6, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

6.5    Indemnification Procedures. The Party making a claim under this Article 6 is referred to as the “Indemnified Party”, and the Party against whom such claims are asserted under this Article 6 is referred to as the “Indemnifying Party”.
(a)    Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Proceeding made or brought by any Person who is not a Party to this Agreement or an Affiliate of a Party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is Seller, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of the Business, or (y) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 6.5(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 6.5(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 6.6)

records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.
(b)    Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 6.5(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 6.5(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)    Direct Claims. Any Proceeding initiated by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30)-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.
6.6    Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article 6, the Indemnifying Party shall satisfy its obligations within fifteen (15) Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds. The Parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such fifteen (15) Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to and including the date such payment has been made at a rate per annum equal to the lesser of (i) six percent (6%) and (ii) the maximum non-usurious rate allowed by applicable Law. Such interest shall be calculated daily on the basis of a 365-day year and the actual number of days elapsed.
6.7    Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.
6.8    Exclusive Remedies. Subject to Section 5.1 and Section 7.8, the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a Party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article 6. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other Parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article 6. Nothing in this Section 6.8 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any Party’s fraudulent, criminal or intentional misconduct.
ARTICLE 7
MISCELLANEOUS
7.1    Notices.
(h)    Unless this Agreement specifically requires otherwise, any notice, demand or request provided for in this Agreement, or served, given or made in connection with it, shall be in writing and shall be deemed properly served, given or made if delivered in person or sent by facsimile or sent by registered or certified mail, postage prepaid, or by a nationally recognized overnight courier service that provides a receipt of delivery, in each case, to the Parties at the addresses specified below:
If to Seller:
Cirrus Technologies LLC
[Address]
Attention:    [●]
Tel:     [●]
Email:     [●]

with a copy (which shall not constitute notice) to:

Stuart Moskovitz
Law Offices of Stuart J. Moskovitz, Esq.
4400 Route 9 South – Suite 1000
Freehold, New Jersey 07728
Tel:     [●]
Email:     stuartj@moskovitz.org

If to Buyer:
Cirrus Services LLC
c/o Overstock.com, Inc.
6530 South 3000 East
Salt Lake City, Utah 84121
Attention: Raj Karkara
Tel: (801) 947-3140

Email: rajkarkara@overstock.com

with a copy (which shall not constitute notice) to:

Bracewell & Giuliani LLP
111 Congress Avenue, Suite 2300
Austin, Texas 78701
Attention: Thomas W. Adkins
Tel: (512) 542-2122
Email: thomas.adkins@bgllp.com

(i)    Notice given by personal delivery, mail or overnight courier pursuant to this Section 7.1 shall be effective upon physical receipt. Notice given by facsimile pursuant to this Section 7.1 shall be effective as of the date of confirmed delivery if delivered before 5:00 P.M. Eastern Time on any Business Day or the next succeeding Business Day if confirmed delivery is after 5:00 P.M. Eastern Time on any Business Day or during any non-Business Day
7.2    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party under this Agreement shall not be materially and adversely affected thereby, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.
7.3    Assignment; Successors. Neither this Agreement nor any rights, obligations or interests hereunder may be assigned by any Party hereto except with the prior written consent of the other Parties; provided, however, that Buyer may, without the consent of Seller, assign any of its rights, interests and obligations under this Agreement to one or more Affiliate(s) of Buyer, which assignment shall not relieve Buyer of any obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and assigns.
7.4    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile or electronic copies hereof or signature hereon shall, for all purposes, be deemed originals.
7.5    Expenses. Except as otherwise expressly stated otherwise herein, all costs and expenses (including fees and disbursements of counsel, financial advisors and accountants) incurred or to be incurred in connection with this Agreement, the performance of its obligations hereunder and the consummation of the Transactions shall be paid by the Party incurring such costs and expenses.
7.6    Governing Law; Venue; Jurisdiction.
(a)    This Agreement shall be governed by and construed in accordance with the Laws of the State of Utah, without giving effect to any conflict or choice of law provision that would require or permit the application of the Laws of any other jurisdiction.
(a)    Each Party consents to personal jurisdiction in any action brought in any court, federal or state, within the City of Salt Lake City, Utah, having subject matter jurisdiction arising under this Agreement, and each of the Parties hereto agrees that any Proceeding instituted by either of them against the other with respect to this Agreement shall be instituted exclusively in a court, federal or state, within the City of Salt Lake City, Utah. Each Party to this Agreement hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding. The Parties further agree, to the extent permitted by law, that a final and unappealable judgment against any of them in any Proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.
7.7    Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE ANCILLARY AGREEMENTS OR ANY OTHER AGREEMENTS OR CERTIFICATES EXECUTED IN CONNECTION HEREWITH OR THEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTION. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY PROCEEDING OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY RELATED INSTRUMENTS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH PROCEEDING IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER PROCEEDING IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OTHER INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 7.7. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 7.7 SHALL NOT BE FULLY ENFORCED IN ALL INSTANCES.
7.8    Specific Performance. Each Party acknowledges and agrees that a breach of this Agreement would cause irreparable damage to the other Parties and that the non-breaching Parties shall not have an adequate remedy at law. Therefore, it is agreed that in the event of such a breach, the non-breaching Party shall be entitled to injunctive relief, specific performance or other equitable remedies to enforce the terms and provisions of this Agreement in any state or federal court sitting in the City of Salt Lake City, Utah, in addition to any other remedies it may have at law or in equity. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any Party may have under this Agreement or otherwise.
7.9    Entire Agreement. This Agreement, including the Schedules and Exhibits, together with the Ancillary Agreements, supersede all prior discussions and agreements among the Parties, both written and oral, with respect to the subject matter hereof, and contain the sole and entire agreement among the Parties with respect to the subject matter hereof.
7.10    Third Party Beneficiaries. This Agreement is not intended to and does not confer upon any Person other than the Parties or their permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
7.11    Interpretive Matters.
(a)    when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;
(b)    the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;
(c)    whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation” whether or not they are in fact followed by such words or words of similar import;
(d)    the words “hereof,” “hereby”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;
(e)    all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;
(f)    the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;
(g)    references to a Person are also to its successors and permitted assigns;
(h)    the use of “or” is not intended to be exclusive unless expressly indicated otherwise; provided that the use of “or” preceded by the word “either” is intended to be exclusive;
(i)    reference to “day” or “days” are to calendar days;
(j)    any reference in this Agreement to “writing” or comparable expressions includes a reference to facsimile transmission or comparable means of communication;

(k)    when a reference is made in this Agreement to “ordinary course of business,” such reference shall be deemed to be followed by “consistent (in scope and amount) with past practice”;
(l)    “made available” with reference to any document or information provided by Seller hereunder means made available to Buyer or its representatives in the sharefile data room organized and maintained by Buyer’s counsel, as an accommodation to Seller, or otherwise e-mailed or delivered directly to Buyer or its Representatives; and
(m)    any reference to a given Law is a reference to that Law and the rules and regulations adopted or promulgated thereunder, in each case, as amended, modified, supplemented or restated as of the date on which the reference is made and shall include any successor thereto, unless the context otherwise requires.
7.12    Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party. Any amendment, modification or supplement to this Agreement not made in accordance with this Section 7.12 shall be void.
7.13    Waiver of Compliance. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, shall be cumulative and not alternative.
[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each Party as of the date first above written.

SELLER:

CIRRUS TECHNOLOGIES LLC

By: /s/ Joseph Cammarata
Name: Joseph Cammarata
Title: Manager

BUYER:

CIRRUS SERVICES LLC

By: /s/ Michael Skirucha
Name: Michael Skirucha
Title: Vice President

[Signature Page to Cirrus Technologies Asset Purchase Agreement]

EXHIBIT A
Form of Bill of Sale
BILL OF SALE

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Cirrus Technologies LLC, a New Jersey limited liability company (“Seller”), does hereby grant, bargain, transfer, sell, assign, convey and deliver to Cirrus Services LLC, a Utah limited liability company (“Buyer”), all of Seller’s rights, title and interest in, to and under the Purchased Assets, as such term is defined in the Asset Purchase Agreement, dated as of August 26, 2015 (the “Purchase Agreement”), by and between Seller and Buyer, to have and to hold the Purchased Assets unto Buyer, its successors and assigns, forever.

This Bill of Sale is subject in all respects to the terms and conditions contained in the Purchase Agreement and shall not be construed to limit, enlarge, amend or otherwise alter any of the terms or provisions of, or any rights, duties or obligations under, the Purchase Agreement. In the event of any conflict or inconsistency between this Bill of Sale and the Purchase Agreement, the terms of the Purchase Agreement shall govern and control.

This Bill of Sale shall be binding upon, inure to the benefit of, and be enforceable by Sellers and Buyer and their respective successors and assigns.

Seller shall execute and deliver, or cause to be executed and delivered, from time to time hereafter, upon request and without further consideration, all such further documents and instruments and shall do and perform all such acts as may be reasonably necessary to give full effect to the intent of this Bill of Sale.

[Signature page immediately follows.]

A-1

IN WITNESS WHEREOF, this Bill of Sale is executed and delivered by Seller as of August 26, 2015.

CIRRUS TECHNOLOGIES LLC

By:
Name: Joseph Cammarata
Title: Manager

A-2

EXHIBIT B
Form of Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption Agreement (the “Agreement”), effective as of August 26, 2015 (the “Effective Date”), is by and between Cirrus Technologies LLC, a New Jersey limited liability company (“Seller”), and Cirrus Services LLC, a Utah limited liability company (“Buyer”).
WHEREAS, Seller and Buyer have entered into a certain Asset Purchase Agreement, dated as of August 26, 2015 (the “Purchase Agreement”), pursuant to which, among other things, Seller has agreed to assign all of its rights, title and interests in, and Buyer has agreed to assume all of Seller’s duties and obligations under, the Assigned Contracts (as defined in the Purchase Agreement).
NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Purchase Agreement.
2.    Assignment and Assumption. Seller hereby sells, assigns, grants, conveys and transfers to Buyer all of Seller’s right, title and interest in and to the Assigned Contracts. Buyer hereby accepts such assignment and assumes all of Seller’s duties and obligations under the Assigned Contracts and agrees to pay, perform and discharge, as and when due, all of the obligations of Seller under the Assigned Contracts accruing on and after the Effective Date.
3.    Terms of the Purchase Agreement. The terms of the Purchase Agreement, including, but not limited to, the representations, warranties, covenants, agreements and indemnities relating to the Assigned Contracts are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.
4.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction).
5.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6.    Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.
SELLER:

CIRRUS TECHNOLOGIES LLC

By:
Name: Joseph Cammarata
Title: Manager

BUYER:

CIRRUS SERVICES LLC

By:
Name: Michael Skirucha
Title: Vice President

EXHIBIT C
Form of Assignment and Assumption of Lease

ASSIGNMENT AND ASSUMPTION OF AGREEMENT OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF AGREEMENT OF LEASE (“Assignment and Assumption”) is made as of this 26th day of August, 2015 (the “Effective Date”), by and between CIRRUS TECHNOLOGIES LLC, a New Jersey limited liability company (“Assignor”), and CIRRUS SERVICES LLC, a Utah limited liability company (“Assignee”).
W I T N E S S E T H
A.Assignor is the “Tenant” under that certain Agreement of Lease from ROAZ 14W LLC, as landlord, dated as of October 24, 2014 (as amended, supplemented or otherwise modified as of the date hereof and as may be further amended, supplemented or otherwise modified from time to time, the “Lease”), covering premises located at 14 Wall Street, Suite 8A, New York, New York 10005, as more particularly described in the Lease.
B.Assignor and Assignee are parties to that certain Asset Purchase Agreement dated as of August 26, 2015 (the “Purchase Contract”), pursuant to which Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, all or substantially all of Assignor’s assets, including Assignor’s rights in and to the Lease.
C.Assignor desires to assign to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s rights, obligations and interest as “Tenant” under the Lease.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the sufficiency and receipt whereof hereby is acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1.    Assignment. Effective immediately as of the Effective Date, Assignor hereby conveys, assigns, transfers and sets over unto Assignee, its successors and assigns, all of Assignor’s right, title and interest as “Tenant” in, under and to the Lease.
2.    Assumption. Effective immediately as of the Effective Date, Assignee hereby accepts the conveyance, transfer and assignment of all of Assignor’s right, title and interest as “Tenant” in, under and to the Lease, and agrees (i) to assume the obligations and performance of the Lease, (ii) to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions of the Lease on the part of the “Tenant” to be performed or observed thereunder, and (iii) that the provisions of Section 13.01 of the Lease shall, notwithstanding the assignment effected by this Assignment and Assumption, continue to be binding upon Assignee in the future.

3.     Indemnification by Assignor. Assignor hereby indemnifies and agrees to hold harmless Assignee from and against any and all liabilities, claims, demands, obligations, assessments, losses, costs, damages and expenses of any nature whatsoever (including, without limiting the generality of the foregoing, attorney’s fees and court costs) which Assignee may incur, sustain or suffer, or which may be asserted or charged against Assignee, arising out of, pertaining to, or in any way connected with Assignor’s obligations, duties and liabilities under the Lease arising or accruing on or prior to the Effective Date.
4.     Indemnification by Assignee. Assignee hereby indemnifies and agrees to hold harmless Assignor from and against any and all liabilities, claims, demands, obligations, assessments, losses, costs, damages and expenses of any nature whatsoever (including, without limiting the generality of the foregoing, attorney’s fees and court costs) which Assignor may incur, sustain or suffer, or which may be asserted or charged against Assignor, arising out of, pertaining to or in any way connected with Assignee’s obligations, duties and liabilities under the Lease arising or accruing after the Effective Date.
5.    Terms of the Purchase Contract. This Assignment and Assumption is delivered pursuant to and is subject to the terms of the Purchase Contract, which terms are incorporated herein by reference. Assignor and Assignee acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Contract shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Contract and the terms hereof, the terms of the Purchase Contract shall govern.
6.    Governing Law. This Assignment and Assumption shall be in all respects governed by and construed in accordance with the laws of the State of New York applicable to a contract performed in such State, without giving effect to any choice of law or conflict of law rules or principles thereof that would require the application of the rules of another jurisdiction.
7.    Amendments, Supplements, Waivers, Etc. This Assignment and Assumption may be amended, supplemented, waived or modified only by an instrument in writing signed by each party.
8.    Successors and Assigns. The terms and provisions of this Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and assigns. This instrument may be executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one and the same document.
9.    Counterparts. This Assignment and Assumption may be executed in one or more counterparts, each of which is an original, but all of which together constitute one and the same instrument.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed and delivered this Assignment and Assumption as of the day and year first written above.

Assignor:

CIRRUS TECHNOLOGIES LLC,
a New Jersey limited liability company

By:
Name: Joseph Cammarata
Title: Manager

STATE OF                 §
                    §     ss
COUNTY OF                 §
This instrument was acknowledged before me on ______________________, 2015, by ___________________________, the _______________________ of CIRRUS TECHNOLOGIES LLC, a New Jersey limited liability company, on behalf of said limited liability company.

Notary Public

[seal]	My Commission Expires: Printed Name of Notary:
[Signatures continue on next page]

Signature Page to Assignment and Assumption of Agreement of Lease

Assignee:

CIRRUS SERVICES LLC,
a Utah limited liability company

By:
Name:
Title:

STATE OF                 §
                    §     ss
COUNTY OF                 §
This instrument was acknowledged before me on ______________________, 2015, by ___________________________, the _______________________ of CIRRUS SERVICES LLC, a Utah limited liability company, on behalf of said limited liability company.

Notary Public

[seal]	My Commission Expires: Printed Name of Notary:

[End of Signatures]

Signature Page to Assignment and Assumption of Agreement of Lease

EXHIBIT D
Form of Registration Rights Agreement

D-1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of August 26, 2015, by and among Overstock.com, Inc., a Delaware corporation (the “Issuer”), and each of the holders listed on Schedule I hereto, each of which is referred to in this Agreement as a “Holder”, and shall become effective as of the Closing (as defined in the Purchase Agreement, defined below).
RECITALS
A.    This Agreement is being entered into pursuant to the Purchase Agreement between Cirrus Services LLC, a Utah limited liability and an indirect majority-owned subsidiary of the Issuer, and Cirrus Technologies, LLC, a New Jersey limited liability company, dated as of August 26, 2015 (the “Purchase Agreement”).
AGREEMENT
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Issuer and the Holders agree as follows:
Article I
DEFINITIONS
Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.
“Board” means the Board of Directors of the Issuer.
“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of Utah generally are authorized or required by law or other government actions to close.
“Closing Date” means the date of the closing of the acquisition and issuance of the Issuer Shares pursuant to the Purchase Agreement.
“Commission” means the Securities and Exchange Commission.

“Effectiveness Date” the 120th calendar day following the Closing Date; provided, however, that if the Effectiveness Date falls on a day that is not a Business Day, then the Effectiveness Date shall be extended to the next Business Day.
“Effectiveness Period” shall have the meaning set forth in Article II.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Filing Date” means the 15th Business Day following the Closing Date; provided, however, that if the Filing Date falls on a day that is not a Business Day, then the Filing Date shall be extended to the next Business Day.
“Indemnified Party” shall have the meaning set forth in Section 5.3(a).
“Indemnifying Party” shall have the meaning set forth in Section 5.3(a).
“Issuer Common Stock” means the Issuer’s Common Stock, par value $0.0001 per share.
“Issuer Shares” means the shares of Issuer Common Stock.
“Losses” shall have the meaning set forth in Section 5.1.
“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Prospectus” means any prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to any such Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.
“Registrable Securities” means all of the Issuer Shares issued to the Holders pursuant to the Purchase Agreement and any securities issued with respect to, or in exchange for or in replacement of such shares of Issuer Common Stock upon any stock split, stock dividend, recapitalization, subdivision, merger or similar event; provided, however, that such securities shall no longer be deemed Registrable Securities if (i) such securities have been sold pursuant to a Registration Statement, (ii) such securities have been sold in compliance with Rule 144, or (iii) such securities may be sold pursuant to Rule 144.

“Registration Statement” means the registration statements and any additional registration statements contemplated by Article II, including (in each case) the related Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“Securities Act” means the Securities Act of 1933, as amended.
“Transaction Documents” means this Agreement, the Purchase Agreement, and the schedules and exhibits attached hereto and thereto.
ARTICLE II
REGISTRATION
2.1    Registration Obligations; Filing Date Registration. On or prior to the Filing Date, the Issuer shall prepare and file with the Commission a Registration Statement covering the resale of the Registrable Securities as would permit the sale and distribution of all the Registrable Securities from time to time pursuant to Rule 415 in the manner reasonably requested by the Holders. The Registration Statement shall be on Form S-3 (except if the Issuer is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the rules promulgated thereunder and the Issuer shall undertake to register the Registrable Securities on Form S-3 as soon as practicable following the availability of such form, provided that the Issuer shall use reasonable best efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission). The Issuer shall use reasonable best efforts to cause the Registration Statement filed by it to be declared effective under the Securities Act as promptly as practicable after the filing thereof but in any event on or prior to the Effectiveness Date, and, subject to Section 3.1(m) hereof, to keep such Registration Statement continuously effective under the Securities Act until such date as all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). By 5:30 p.m. Eastern Time on the Business Day following the effective date of the Registration Statement, the Issuer shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.
ARTICLE III
REGISTRATION PROCEDURES

3.1    Registration Procedures. In connection with the Issuer’s registration obligations hereunder, the Issuer shall:
(a)    Prepare and file with the Commission on or prior to the Filing Date, a Registration Statement on Form S-3 (or if the Issuer is not then eligible to register for resale the Registrable Securities on Form S-3 such Registration Statement shall be on another appropriate form in accordance with the Securities Act and the rules and regulations promulgated thereunder), and use reasonable best efforts to cause the Registration Statement to become effective and remain effective as provided herein.
(b)    Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective (subject to Section 3.1(m)) as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements, if necessary, in order to register for resale under the Securities Act all of the Registrable Securities; cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; respond promptly to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and promptly provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement; and comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.
(c)    At the time the Commission declares the Registration Statement effective, to the extent required by applicable regulations, each Holder shall be named as a selling stockholder in the Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities included in the Registration Statement in accordance with applicable law, subject to the terms and conditions hereof.
(d)    Promptly notify the Holders of Registrable Securities (i)(A) when a Registration Statement, a Prospectus or any Prospectus supplement or pre- or post-effective amendment to the Registration Statement is filed, and (B) with respect to the Registration Statement or any post-effective amendment filed by the Issuer, when the same has become effective; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iii) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities of the Issuer for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (iv) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(e)    Use reasonable best efforts to avoid the issuance of, and, if issued, to obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any U.S. jurisdiction.
(f)    Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Issuer hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.
(g)    Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities of the Issuer to be sold pursuant to a Registration Statement.
(h)    Upon the occurrence of any event contemplated by Section 3.1(d)(iv), as promptly as practicable provide notice to the Holders that no further sales of Registrable Securities will be permitted until further notice and, if necessary, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(i)    The Issuer may require each selling Holder to furnish to the Issuer information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Issuer may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within 15 days after receiving such request.
(j)    If (i) there is material non-public information regarding the Issuer which the Issuer reasonably determines not to be in the Issuer’s best interest to disclose and which the Issuer is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Issuer which the Issuer reasonably determines not to be in the Issuer’s best interest to disclose, then the Issuer may postpone or suspend filing or effectiveness of a Registration Statement for a period (a “Deferral Period”) not to exceed 90 consecutive days, provided that the Issuer may not postpone or suspend its obligation under this Section 3.1(m) for more than 180 days in the aggregate during any 12-month period.

(k)    The Issuer shall use reasonable best efforts to register or qualify, or cooperate with the Holders of the Registrable Securities included in the Registration Statement in connection with the registration or qualification of, the resale of the Registrable Securities under applicable securities or “blue sky” laws of such states of the United States as any such Holder requests in writing and to do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Issuer shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process or to taxation in any jurisdiction to which it is not then so subject.
(l)    The Issuer will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registration Statement and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earning statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the Issuer’s first fiscal quarter commencing after the effective date of the Registration Statement.
3.2    Holder Covenants. Each Holder covenants and agrees by its acquisition of such Registrable Securities that:
(a)    (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 3.1(h) and notice from the Issuer that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3.1(d) and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.
(b)    Upon receipt of a notice from the Issuer of the occurrence of any event of the kind described in Section 3.1(d)(ii), 3.1(d)(iii), 3.1(d)(iv), 3.1(d)(v) or 3.1(m), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3.1(j), or until it is advised in writing by the Issuer that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.
ARTICLE IV
REGISTRATION EXPENSES
4.1    Registration Expenses. All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Issuer (excluding any underwriters’ discounts and commissions and any fees and expenses of legal counsel and other advisors for any Holder) shall be borne by the Issuer whether or not a Registration Statement is filed by the Issuer or becomes effective and whether or not any Registrable Securities are sold pursuant to a Registration Statement.

ARTICLE V
INDEMNIFICATION
5.1    Indemnification by the Issuer. The Issuer shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, its permitted assignees, officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Issuer Common Stock), underwriters, investment advisors and employees, each Person who controls any such Holder or permitted assignee (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against any and all claims, losses, damages, liabilities, penalties, judgments, costs (including, without limitation, costs of investigation) and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”), arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except (i) to the extent, but only to the extent, that such untrue statements or omissions or alleged untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Issuer by such Holder expressly for use in such Registration Statement, such Prospectus or in any amendment or supplement thereto; or (ii) in the case of an occurrence of an event of the type specified in Section 3.1(d)(ii)-(v), the use by a Holder of an outdated or defective Prospectus, but only if and to the extent that following such receipt the misstatement or omission giving rise to such Loss would have been corrected; provided, however, that the indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Issuer, which consent shall not be unreasonably withheld. The Issuer shall notify such Holder promptly of the institution, threat or assertion of any Proceeding of which the Issuer is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 5.3(a) hereof) and shall survive the transfer of the Registrable Securities by the Holder.
5.2    Conduct of Indemnification Proceedings.
(a)    If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.
(b)    An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel (which shall be reasonably acceptable to the Indemnifying Party) that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, the Indemnifying Party shall be responsible for reasonable fees and expenses of no more than one counsel (together with appropriate local counsel) for the Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is or could have been a party, unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.
(c)    All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 20 Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).
5.3    Contribution.
(a)    If a claim for indemnification under Section 5.1 is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying, Party or

Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5.2, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.
(b)    The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.3 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
(c)    The indemnity and contribution agreements contained in this Article V are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
ARTICLE VI
MISCELLANEOUS
6.1    Effectiveness. The Issuer’s obligations hereunder shall be conditioned upon the occurrence of the Closing under the Purchase Agreement, and this Agreement shall not be effective until such Closing. If the Purchase Agreement shall be terminated prior to the Closing, then this Agreement shall be void and of no further force or effect (and no party hereto shall have any rights or obligations with respect to this Agreement).
6.2    Remedies. In the event of a breach by the Issuer or by a Holder, of any of their obligations under this Agreement, each non-breaching Holder and Issuer, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Issuer and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.
6.3    Entire Agreement; Amendment. This Agreement and the other Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or therein, neither the Issuer nor any Holder make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. This Agreement and any term hereof may be amended, terminated or waived only with the written consent of the Issuer and the Holders of at least a majority of all Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 6.3 shall be binding upon each Holder (and their permitted assigns).

6.4    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section 6.5 prior to 4:00 p.m. (Salt Lake City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Business Day or later than 4:00 p.m. (Salt Lake City time) on any Business Day, (c) the Business Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth below, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person:
If to the Issuer:    Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, Utah 84121
Attention: General Counsel

with copies (which copies    Bracewell & Giuliani LLP
shall not constitute notice    111 Congress Avenue, Suite 2300
to the Issuer) to:    Austin, Texas 78701
Attention: Thomas Adkins
Email: Thomas.Adkins@bgllp.com
Fax No.: 800.404.3970

If to the Holders:	To Joseph Cammarata, as agent for the Holders, at the address as set forth beneath his signature below, or to such other address or email address or facsimile number as may otherwise be provided

6.5    Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.
6.6    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns. The Issuer may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Holders of at least a majority of all Registrable Securities then outstanding.
6.7    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, email (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
6.8    Termination. This Agreement shall terminate at the end of the Effectiveness Period, except that Articles IV and V and this Article VI shall remain in effect in accordance with their terms.
6.9    Governing Law. This Agreement will be governed by the laws of the State of Texas without regard to conflict of law principles.
6.10    Dispute Resolution.WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
Except as otherwise provided in this Agreement, any unresolved controversy or claim arising out of or relating to this Agreement shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within 30 days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in Salt Lake City, Utah, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the Utah Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.
The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

6.11    Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
6.12    Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.
6.13    Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized officers as of the date first above written.

ISSUER: OVERSTOCK.COM, INC.
By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized officers as of the date first above written.

HOLDERS: EACH OF THE HOLDERS LISTED ON SCHEDULE I ATTACHED HERETO By: Joseph Cammarata, as attorney-in-fact pursuant to the Power of Attorney executed by each of the Holders
By:
Joseph Cammarata

Address:

Schedule I

Holder	Address
Joseph Cammarata
SpeedRoute Technologies Inc. (Barbados)
Tommy McSherry
Max Melmed
Rob Collucci
John Gilchrist
John Paul DeVito
Jason Heckler
Dohi Ang
Brian Capuano
Jimmy Ambrose
Alex Vlastakis
Olalekan Abebefe
Samson Arubuola
Ryan Mitchell
Juan Pablo Gomez
Raymond Doyle
Yu Huang
Zachary Wilezol
Anthony Bove

EXHIBIT E
Form of Non-Competition Agreement

Noncompetition Agreement

This Noncompetition Agreement (this “Agreement”), effective as of August 26, 2015 (the “Effective Date”), is made by and between the undersigned (the “Restricted Party”) and Cirrus Services LLC, a Utah limited liability company (“Buyer”). Buyer and Restricted Party are sometimes referred to individually in this Agreement as a “Party” and collectively as the “Parties.”
RECITALS
A.Buyer has entered into that certain Asset Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and between Buyer and Cirrus Technologies LLC, a New Jersey limited liability company (the “Seller”), pursuant to which, inter alia, Buyer purchased and assumed from Seller all or substantially all of Seller’s property and assets and certain of the liabilities of the Business (as defined below), as more fully set forth in the Purchase Agreement (the “Transaction”). Capitalized terms used but not defined herein shall have the meetings ascribed to such terms in the Purchase Agreement.

B.In connection with the Transaction, Buyer desires to obtain certain covenants not to compete from Restricted Party. Restricted Party is willing to enter into this Agreement in consideration of (i) the execution and performance by Buyer of the Purchase Agreement and the significant benefits afforded to him thereunder and (ii) the amount to be paid, and the access to confidential information of Buyer and its Affiliates to be granted following the consummation of the Transaction, in respect of Restricted Party’s employment by or on behalf of Buyer or any Affiliates of Buyer.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.Intention of Parties. Restricted Party is accepting and agreeing with the restrictive covenant provisions of this Agreement in connection with the transactions contemplated by the Purchase Agreement, and is entering into this Agreement in his individual capacity to protect the confidential information and goodwill relating to the Business being acquired by Buyer. It is therefore the specific intention of the Parties that the provisions of this Agreement shall be enforced as written and to the fullest extent possible.

2.Definitions. As used herein, the following terms shall have the following meanings:
(a)“Business” means the business conducted by Seller on and prior to the date hereof as a financial technology company that creates and provides technology solutions to broker dealers, which include a variety of computer infrastructure, hardware and software, trading systems and related technology services created to support and enhance brokerage operations, and includes routing services that provide a variety of electronic routing of orders for publicly traded securities across venues around the world, and all related activities.

(b)“Prohibited Period” means the period beginning on the Effective Date and ending on the three-year anniversary of the Effective Date.
(c)“Restricted Area” means, in light of the nature of the Business, which involves clients of the Business around the world, the geographic area within a 500-mile radius of 1251 Avenue of the Americas, New York City, New York.

3.Noncompetition and Nonsolicitation.
(a)Restricted Party covenants and agrees that during the Prohibited Period, Restricted Party shall, other than in connection with his employment by or on behalf of Buyer, refrain from, directly or indirectly, carrying on or engaging in the Business in or from the Restricted Area. Restricted Party further covenants and agrees that, because the following conduct would effectively constitute carrying on or engaging in the Business, he will not, in the Restricted Area during the Prohibited Period, directly or indirectly, other than in connection with his employment by or on behalf of Buyer, own, manage, operate, join, become an employee, officer or director of, consultant to, control or participate in, or be connected with any business of any Person (as defined in the Purchase Agreement) that engages in the Business (such Person, a “Competitor”). Restricted Party shall not be in violation of this Section 3(a) solely as a result of a passive investment in stock or other securities of any entity if Restricted Party does not, directly or indirectly, hold in the aggregate more than a total of five percent (5%) of all such shares of stock or other securities issued and outstanding.
(b)Restricted Party covenants and agrees that during the Prohibited Period, he will not canvass, solicit, approach or entice away, or cause to be canvassed, solicited, approached or enticed away, any customer that is or was a customer of the Seller or its Affiliates in the Restricted Area as of the Effective Date or at any time within 12 months prior to the Effective Date, with respect to business to be conducted in the Restricted Area.
(c)Restricted Party further covenants and agrees that during the Prohibited Period, he will not engage or employ, or solicit or contact with a view to the engagement or employment of, any Person who is an officer or employee of any of the Seller or its Affiliates.

4.Confidentiality.
(a)Restricted Party hereby acknowledges that during the course of Restricted Party’s association with the Business, Restricted Party has gained and may continue to gain certain confidential and proprietary information and trade secrets of the Business including, without limitation, some or all of the following: information with respect to the Business’ technology, bids; projects; pricing methods; contractors and subcontractors; operations; processes; protocols; products; inventory; ideas; designs, inventions; business practices; finances; potential customers and suppliers; marketing methods; costs; contractual relationships; regulatory status; compensation paid to employees or other terms of employment; dealers; distributors; sales; costs; pricing; strategies; forecasts and long range plans; financial and tax matters; personnel; business, marketing and operational matters; projections; plans and opportunities; and customer, vendor, and supplier data (collectively, “Proprietary Information”). During the Prohibited Period, Restricted Party shall maintain in confidence and shall not directly or indirectly disseminate, disclose or publish, or use in any manner materially detrimental to the Business, any Proprietary Information or deliver to any Person any document, record, notebook, computer program or similar repository of or containing any Proprietary Information. Notwithstanding anything to the contrary set forth herein, “Proprietary

Information” shall not include: (i) any information which is in or enters the public domain or otherwise becomes generally known within the Business’ industry (other than by means of Restricted Party’s direct or indirect disclosure of such Proprietary Information in violation of his obligations under this Section 4(a)); or (ii) any information disclosed to the Restricted Party from any third Person on a non-confidential basis provided that such third Person is not, to the knowledge of Restricted Party, in violation of any other obligation of confidentiality or non-use. The Parties hereby stipulate and agree that as among them, the Proprietary Information identified herein is important, material and affects the successful conduct of the Business.
(b)Notwithstanding the foregoing, Restricted Party may disclose Proprietary Information if legally required (in response to a lawful and valid subpoena, oral questions, requests for information or documents, civil investigative demand or other legal process) but shall (i) to the extent legally permitted, give Buyer notice thereof as promptly as practicable, (ii) as much in advance of the return date as reasonably possible and to the extent legally permitted, make available to Buyer and its counsel the documents and other information sought and (iii) use reasonable commercial efforts to assist such counsel in resisting or otherwise responding to such process at Buyer’s sole cost and expense.

5.Relief.
(a)Restricted Party agrees that the limitations as to time, geographical area, and scope of activity to be restrained as set forth in Sections 3 and 4 are reasonable in all respects, necessary to protect the confidential information and goodwill of the Business being acquired by Buyer and do not impose any greater restraint than is necessary to protect the legitimate business interests of Buyer. Restricted Party acknowledges that the injury that would be suffered by Buyer as a result of a breach of the provisions of this Agreement would be irreparable and that an award of monetary damages to Buyer for such a breach would be an inadequate remedy. Consequently, Buyer will have the right, in addition to any other rights it may have, to seek specific performance, to obtain injunctive relief to restrain any proposed or actual breach or threatened breach or otherwise to specifically enforce any provision of this Agreement without the obligation to post bond or other security in seeking such relief.
(b)In the event that Buyer commences any action or proceeding hereunder alleging a breach of this Agreement by Restricted Party, then the Prohibited Period, will be extended one month for each month Restricted Party was in breach of this Agreement as determined by a court of competent jurisdiction, so that Buyer is provided the benefit of the full Prohibited Period.
(c)At any time during the Prohibited Period, Restricted Party may provide Buyer with a written request, setting forth with particularity any proposed employment, business arrangement and/or other activities in which Restricted Party proposes to engage, and requesting that Buyer state its position as to whether it considers the proposed activities a violation of the covenants set forth in Sections 3 and 4 hereof. Buyer shall respond in writing to the request within a reasonable period of time after receipt.

6.Unless this Agreement specifically requires otherwise, any notice, demand or request provided for in this Agreement, or served, given or made in connection with it, shall be in writing and shall be deemed properly served, given or made if delivered in person or sent by facsimile or sent by registered or certified mail, postage prepaid, or by a nationally recognized overnight courier service that provides a receipt of delivery, in each case, to the Parties at the addresses specified below:
If to Buyer:

Cirrus Services LLC
c/o Overstock.com, Inc.
6530 South 3000 East
Salt Lake City, Utah 84121
Attention: Chief Executive Officer
Tel: (801) 947-3100

If to Restricted Party, to the address set forth on the signature page hereto.

7.Governing Law; Venue; Jurisdiction.
(a)This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to any conflict or choice of law provision that would require or permit the application of the laws of any other jurisdiction.
(b)Each Party consents to personal jurisdiction in any action brought in any court, federal or state, within the City of Salt Lake City, Utah, having subject matter jurisdiction arising under this Agreement, and each of the Parties hereto agrees that any Proceeding (as defined in the Purchase Agreement) instituted by either of them against the other with respect to this Agreement shall be instituted exclusively in a court, federal or state, within the City of Salt Lake City, Utah. Each Party to this Agreement hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding. The Parties further agree, to the extent permitted by law, that a final and unappealable judgment against any of them in any Proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

8.Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, shall be cumulative and not alternative.

9.Entire Agreement. This Agreement, and the defined terms incorporated by reference from the Purchase Agreement, supersede all prior discussions and agreements among the Parties, both written and oral, with respect to the subject matter hereof, and contain the sole and entire agreement among the Parties with respect to the subject matter hereof.

10.Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party. Any amendment, modification or supplement to this Agreement not made in accordance with this Section 11 shall be void.

11.Assignment, Successors. Neither this Agreement nor any rights, obligations or interests hereunder may be assigned by any Party hereto except with the prior written consent of the other Parties; provided, however, that Buyer may, without the consent of Seller, assign any of its rights, interests and obligations under this Agreement to one or more Affiliate(s) of Buyer, which assignment shall not relieve Buyer of any obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and assigns.

12.Enforceability, Reformation and Severability. The Parties agree that each of the foregoing restrictions is reasonable under the circumstances. Restricted Party understands that the foregoing restrictions limit his ability to engage in the Business in the Restricted Area during the Prohibited Period, but acknowledges that such restrictions shall not prevent him from being able to obtain gainful employment. Nevertheless, if any provision contained in this Agreement is held by a court of competent jurisdiction to be unreasonable, or overly broad as to geographic area, duration or scope, or otherwise unenforceable, the Parties intend for the restrictions herein to be modified by the court making such determination so as to be reasonable and enforceable and, as so modified, to be fully enforced. By agreeing to this contractual modification prospectively at this time, the Parties intend to make this Agreement enforceable under the law or laws of all applicable States and other jurisdictions so that the entire agreement not to compete and this Agreement as prospectively modified shall remain in full force and effect and shall not be rendered void or illegal. If any provision of this Agreement should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (i) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the Parties as nearly as may be possible, and (ii) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

13.Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

14.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile or electronic copies hereof or signature hereon shall, for all purposes, be deemed originals.

[Signature page immediately follows.]

IN WITNESS WHEREOF, the Parties hereby execute and delivery this Agreement as of the date first above written.

BUYER: CIRRUS SERVICES LLC
By:
Name:
Title:

RESTRICTED PARTY:
[•]
Address:

Email:
Attn:

EXHIBIT F
Form of Transition Services Agreement

TRANSITION SERVICES AGREEMENT
THIS TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of August 26, 2015, is by and among Cirrus Technologies LLC, a New Jersey limited liability company (“Seller”), Cirrus Services LLC, a Utah limited liability company (“Buyer,” and together with Seller, the “Parties” and each, individually, a “Party”) and Joseph Cammarata (“Cammarata”).
RECITALS
WHEREAS, the Parties are also parties to an Asset Purchase Agreement dated as of August 26, 2015 (the “Purchase Agreement”); and
WHEREAS, capitalized terms used but not defined herein have the meanings ascribed to them in the Purchase Agreement; and
WHEREAS, each of the Parties desires to ensure a seamless transition from Seller to Buyer of the Business, and are entering into this Agreement pursuant to the Purchase Agreement in connection with the closing of the transactions contemplated by the Purchase Agreement; and
WHEREAS, Cammarata, who is the Chief Executive Officer, sole Managing Partner and majority owner of the membership interests of Seller, has agreed to guarantee the obligations of Seller under the Purchase Agreement and all agreements entered into in connection with the Purchase Agreement this Agreement and consequently is guaranteeing the obligations of Seller under this Agreement;
NOW, THEREFORE, in consideration of the foregoing and the respective agreements, covenants, representations and warranties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties and Cammarata hereby agree as follows:
1.At all times after the Closing, Seller shall take all actions necessary in order to more effectively effectuate the transactions contemplated by the Purchase Agreement and to enable Buyer to conduct the Business as previously conducted by Seller. Without limiting the foregoing, Seller shall serve as Buyer’s agent to the extent requested by Buyer for the purpose of providing to Buyer the benefit of any contract, agreement or arrangement of any nature intended to be assigned to Buyer at the Closing but not effectively transferred to Buyer at the Closing.
2.Without limiting the foregoing, Seller shall serve as Buyer’s agent for the purposes of ensuring that Buyer obtains the full benefit of all utilities and services arrangements Seller had in place immediately prior to the Closing, including without limitation all telecommunications arrangements, all Internet access arrangements, and all connections and access to all financial, trading, quotation and other services and arrangements used in the Business as conducted by Seller prior to the Closing (collectively, the “Services”).
3.Seller shall promptly take appropriate actions to transfer all of the Services to Buyer. With respect to each of the Services, from and after the Closing, Seller shall serve as Buyer’s agent for the purposes of continuing to procure the Services for the benefit of Buyer, until such time as Seller has effectively caused the transfer of such Services to Buyer.
4.Seller shall also take all such further actions in connection with the foregoing as may be reasonably requested from time to time buy Buyer.
5.All actions of Seller pursuant to this Agreement shall be taken at the sole expense of Seller and without additional cost or expense to Buyer.
[Signature page immediately follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.
SELLER:

CIRRUS TECHNOLOGIES LLC

By:
Name: Joseph Cammarata
Title: Manager

CAMMARATA:

Joseph Cammarata

[Signature page to Transition Services Agreement]

BUYER:

CIRRUS SERVICES LLC

By:
Name: Michael Skirucha
Title: Vice President

[Signature page to Transition Services Agreement]

EXHIBIT G
Form of Opinion to be Delivered by Counsel to Cirrus Technologies LLC
August 26, 2015
Cirrus Services LLC
6350 South 3000 East
Salt Lake City, Utah 84121
Medici, Inc.
6350 South 3000 East
Salt Lake City, Utah 84121
Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, Utah 84121

Re:    Asset Purchase Agreement dated as of August 26, 2015
Ladies and Gentlemen:
We have acted as counsel for Cirrus Technologies LLC, a New Jersey limited liability company (“Cirrus”), and its members in connection with the transactions contemplated by the Asset Purchase Agreement dated as of August 26, 2015 (the “Agreement”), by and among Cirrus and Cirrus Services LLC, a Utah limited liability company (“Buyer”). This opinion letter is delivered to you pursuant to Section 2.7(h) of the Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Agreement.
In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of such opinions. We have examined (i) the proposed Agreement to be executed by the parties and the other agreements and instruments described therein to which Cirrus is a party, which we assume will be executed and delivered in substantially the form of the drafts we have been provided, with all such agreements and instruments being collectively referred to herein as the “Transaction Documents,” and (ii) such other documents and records as we have deemed necessary and relevant for purposes hereof.
We have made such investigations of law and examined such other documents and records as we have deemed necessary and relevant as a basis for the opinions hereinafter expressed. Although the undersigned cannot and does not guarantee the accuracy and completeness of statements contained in this opinion or representations made by the Seller, in connection with this representation, investigation and due inquiry of the Company’s present officers and sole manager in the preparation of this opinion, nothing has come to the attention of the undersigned which causes him to believe that this opinion (except as to the financial statements and supporting financial and statistical data included or incorporated therein, as to which such counsel need express no opinion) or the representations by Sellers pursuant to the Agreement, contains an untrue statement of a

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material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The foregoing qualification shall apply to all statements hereinafter.
Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:
Cirrus is validly existing and in good standing as a limited liability company under the laws of the State of New Jersey and is authorized or qualified to do business and in good standing as a foreign limited liability company in each jurisdiction where it is required to be so authorized or qualified. Cirrus has the limited liability company power and authority to own its properties and to carry on its business as it is now being conducted.
Cirrus has the limited liability company power and authority to execute and deliver the Agreement and each Transaction Document and perform its obligations thereunder. Cirrus has taken all limited liability company action necessary to authorize the execution, delivery and performance of the Agreement and each Transaction Document including but not limited to requisite authorization of the members of Cirrus. Cirrus has duly executed and delivered the Agreement and each Transaction Document.
The execution and delivery by Cirrus of the Agreement and Transaction Documents to which it is a party do not, and the consummation of the transactions contemplated thereby will not (i) result in a violation or breach of any provision of the Cirrus Limited Liability Company Operating Agreement dated June 12, 2014, a copy of which is attached hereto as an Exhibit (the “Cirrus LLC Agreement”); or (ii) result in a violation or breach of any provision of any law, rule or regulation applicable to Cirrus; or (iii) conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any contract, mortgage, indenture, lease, deed of trust, instrument or other agreement, known to us after due inquiry.
The Agreement and each Transaction Document constitutes, with respect to Cirrus, a valid and binding obligation of Cirrus, enforceable against Cirrus in accordance with its terms.
The performance by Cirrus of the transactions contemplated by the Agreement and the Transaction Documents will not result in or require the creation or imposition of any security interest or lien upon its property or any of the assets intended to be acquired by Buyer pursuant to the Agreement (the “Assets”) and, assuming due execution and performance of Buyer’s obligations under the Agreement and Transaction Documents the Assets will be duly and validly transferred to Buyer free and clear of any liens of record.
The outstanding membership interests of Cirrus are as set forth on Exhibit A to the Cirrus LLC Agreement.
To our knowledge there are no outstanding options, warrants, contracts, commitments, agreements, understandings or other rights of any kind to purchase or subscribe for membership interests of Cirrus, or any securities convertible into or exchangeable for membership interests of Cirrus.

To our knowledge there are no legal proceedings (i) pending before any court or arbitration tribunal or (ii) overtly threatened in writing, in each case, against Cirrus that seek to enjoin or otherwise interfere directly with the transactions contemplated by the Transaction Documents.
No consent, approval, order or authorization by, or filing with, any governmental authority or agency is required in connection with the execution and delivery by Cirrus of the Agreement and the Transaction Documents and the consummation of the transactions contemplated thereby.
To our knowledge, Cirrus is not engaged in any activities that require any consent, approval, order or authorization to be issued by the Financial Industry Regulatory Authority, Inc., its predecessor, the National Association of Securities Dealers, Inc., and any successor thereto, by the Securities and Exchange Commission, or pursuant to the securities laws, and the rules and regulations thereunder, of any jurisdictions in which Cirrus conducts its Business.
We express no opinion as to the effects of (i) bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) including the possible unavailability of specific performance or injunctive relief and the exercise of discretionary powers by any court before which specific performance or injunctive relief or other equitable remedies may be sought.
The opinions expressed herein are solely for the benefit of the addressees hereof in connection with the transaction referred to herein and may not be relied on by such addressees for any other purpose or in any manner, or furnished to or relied on for any purpose by any other person or entity, in each case without our prior written consent. This opinion letter is rendered as of the date set forth above. We expressly disclaim any obligation to update this opinion letter in any respect after such date. This opinion is strictly limited to the matters stated herein, and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.
Very truly yours,

EXHIBIT H
Form of Guarantee to be Delivered by Joseph Cammarata
August 26, 2015
Cirrus Services LLC
6350 South 3000 East
Salt Lake City, Utah 84121
Medici, Inc.
6350 South 3000 East
Salt Lake City, Utah 84121
Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, Utah 84121

Re:    Asset Purchase Agreement dated as of August 26, 2015
Ladies and Gentlemen:

H-1

To induce Cirrus Services to enter into the Asset Purchase Agreement dated on or about the date hereof (the “APA”) by and between Cirrus Technologies LLC, a New Jersey limited liability company (“Seller”), and Cirrus Services LLC, a Utah limited liability company (“Buyer”), the undersigned, Joseph Cammarata (the “Guarantor”), as a primary obligor and not merely as a surety, hereby unconditionally and irrevocably guarantees to the Buyer and the Buyer Indemnitees (as defined in the APA), upon demand and at any time, (i) the due and punctual performance of all obligations of Seller under the APA and any agreement or instrument entered into by Seller pursuant to or in connection with the APA or the transactions contemplated thereby, and (ii) the due and punctual payment to the Buyer and the Buyer Indemnitees of all amounts which the Seller is or shall become obliged to pay to the Buyer or the Buyer Indemnitees pursuant to the APA (all such obligations and amounts being herein called the “Guaranteed Obligations”).
If and whenever the Seller defaults for any reason whatsoever in the performance of any of the Guaranteed Obligations, the Guarantor shall forthwith upon demand unconditionally perform the obligation or pay or satisfy such Guaranteed Obligation so that the same benefits shall be conferred on the Buyer and the Buyer Indemnitees as would have been received if such Guaranteed Obligation had been duly and punctually performed or paid by the Seller.
The Buyer or the Buyer Indemnitees may proceed directly against the Guarantor without taking any action to enforce any of Guaranteed Obligations under the APA, and without taking any action to enforce the same against the Seller and without filing any claim in any court or other similar governing body.
The Guarantor hereby waives any defences that the Seller may assert or might have asserted with respect to the performance of any of the Guaranteed Obligations. Notice of non-payment, notice of amounts owed but unpaid at any particular time, presentment, protests, demands and prosecution of remedies are hereby expressly waived by the Guarantor, and the obligations of the Guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion by the Buyer or the Buyer Indemnitees against the Seller of any of the rights or remedies of Buyer or the Buyer Indemnitees pursuant to the provisions of the APA.
From time to time from the date hereof, as and when requested by Buyer, the Guarantor shall use his commercially reasonable efforts to take or to cause to be taken, all actions and to do, or cause to be done, or to execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as Buyer may reasonably deem necessary, proper or advisable to vest in Buyer good and valid title to the Purchased Assets (as defined in the APA) and to consummate the Transactions (as defined in the APA), as promptly as practicable, including such actions as are necessary in connection with any regulatory filings as any party to the APA may undertake in connection with the APA or the transactions contemplated thereby.
Any liability of the Guarantor shall not exceed the liability of the Seller under the APA, and shall not exceed the aggregate value of the consideration received by Guarantor, directly or indirectly, by means of payment to SpeedRoute Technologies Inc. (Barbados) or otherwise, upon the closing of the transactions contemplated by the APA, with the stock portion of such consideration being valued at the value ascribed thereto for purposes of such closing, regardless of any subsequent

H-2

increase or decrease in the market value of the shares delivered to Guarantor upon the closing of the transactions contemplated by the APA.

_______________________
Joseph Cammarata

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